Exhibit 23.2


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Universal Corporation 2002 Executive Stock Plan of our report dated August 1, 2002, with respect to the consolidated financial statements of Universal Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 2002, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young


Richmond, Virginia
December 9, 2002